Exhibit 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on amendment No.2 to Form S-4 of our report dated March 31, 2021, relating to the consolidated financial statements of Ideanomics, Inc. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on January 31, 2022.

/S/ B F Borgers CPA PC

Lakewood, Colorado

January 31, 2022